
   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 23, 1997
                                                      REGISTRATION NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                                GATX CORPORATION
             (Exact name of Registrant as specified in its charter)

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
                   NEW YORK                                      36-1124040
           (State of incorporation)                  (IRS Employer Identification No.)

   500 W. MONROE STREET, CHICAGO, ILLINOIS                         60661
   (Address of principal executive offices)                      (Zip Code)

                           CENTRON DPL COMPANY, INC.
                              PROFIT SHARING PLAN
                            (Full Title of the Plan)
                            DAVID B. ANDERSON, ESQ.
                                GATX CORPORATION
                 500 W. MONROE STREET, CHICAGO, ILLINOIS 60661
                    (Name and address of agent for service)
  Telephone number, including area code, of agent for service: (312) 621-8472
                        CALCULATION OF REGISTRATION FEE
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
==================================================================================================================

                                                          PROPOSED              PROPOSED
                                       AMOUNT              MAXIMUM              MAXIMUM              AMOUNT OF
      TITLE OF SECURITIES               TO BE          OFFERING PRICE          AGGREGATE           REGISTRATION
       TO BE REGISTERED*             REGISTERED*         PER SHARE**        OFFERING PRICE**            FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, $.625 Par Value...     25,000 shs.           $69.00              $1,725,000             $508.88
==================================================================================================================

 * Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered and sold pursuant to the Plan.

** Estimated solely for purpose of computing the registration fee pursuant to Rule 457 based on the average of the high and low prices reported on the New York Stock Exchange composite tape on December 19, 1997.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement covers 25,000 shares of common stock of GATX Corporation (the "Company") to be purchased from time to time under the Centron DPL Company Inc., Profit Sharing Plan (the "Plan") with salary deferrals, matching employer contributions and profit sharing contributions by participants who may elect to invest in the GATX Common Stock fund.

ITEM 3--INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, June 30, 1997 and September 30, 1997.

          (c) The Company's Current Reports on Form 8-K, filed January 24, 1997, June 10, 1997, August 28, 1997, September 8, 1997, and December 8, 1997.

          (c) The description of the common stock, par value $.625 per share, of the Company (the "Common Stock") contained in the first paragraph of "Description of Capital Stock -- Common Stock" from the Company's Prospectus dated August 3, 1989, included as part of the Company's Registration Statement on Form S-3 filed with the Commission on August 3, 1989 (No. 33-30165).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of the filing of such documents.

ITEM 4--DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5--INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6--INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Certain provisions of the New York Business Corporation Law and Article II,
Section 11 of the Company's by-laws provide for indemnification of directors and officers under certain conditions, including the possibility of indemnification against liabilities under the Securities Act. In addition, the Company has a directors and officers liability insurance policy.

ITEM 7--EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8--EXHIBITS

     See Exhibit Index included herewith.

     The Company has submitted or will submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

ITEM 9--UNDERTAKINGS

     The Company hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15 of the Exchange act that are incorporated by reference to the registration statement.

          2. That, for purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Company hereby further undertakes that, for purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, and the State of Illinois, on this 23rd day of December, 1997.

                                            GATX Corporation

                                            By       /s/ DAVID B. ANDERSON

                                             -----------------------------------
                                                      David B. Anderson
                                             Vice President General Counsel and
                                                           Secretary

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

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
                      SIGNATURE                                              TITLE
                      ---------                                              -----
                          *                              Chairman of the Board and Chief Executive
-----------------------------------------------------      Officer (Principal Executive Officer)
                   Ronald H. Zech
                /s/ DAVID M. EDWARDS                     Vice President and Chief Financial Officer
-----------------------------------------------------      (Principal Financial Officer)
                  David M. Edwards
                 /s/ RALPH L. O'HARA                     Controller (Principal Accounting Officer)
-----------------------------------------------------
                   Ralph L. O'Hara
                          *                              Director
-----------------------------------------------------
                   James M. Denny
                          *                              Director
-----------------------------------------------------
                  Richard Fairbanks
                          *                              Director
-----------------------------------------------------
                  William C. Foote
                          *                              Director
-----------------------------------------------------
                  Deborah M. Fretz
                          *                              Director
-----------------------------------------------------
                  Richard A. Giesen
                          *                              Director
-----------------------------------------------------
                   Miles L. Marsh
                          *                              Director
-----------------------------------------------------
                  Charles Marshall
                          *                              Director
-----------------------------------------------------
                  Michael E. Murphy
        *By:            /s/ RONALD J. CIANCIO
  ------------------------------------------------
                  Ronald J. Ciancio
                  Attorney in Fact

              Dated: December 23, 1997
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                                      II-3

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the plan has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago and the State of Illinois on this 23rd day of December, 1997.
                                          Centron DPL Company, Inc.,
                                          Profit Sharing Plan
                                          by Centron DPL Company, Inc.
                                          (Plan Administrator)

                                          By       /s/ FREDERICK E. JOHNSON

                                            ------------------------------------
                                                    Frederick E. Johnson

                                                      EXHIBIT INDEX

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
EXHIBIT                                                                 SEQUENTIAL
NUMBER                       DESCRIPTION OF EXHIBIT                     PAGE NUMBER
-------                      ----------------------                     -----------
  4.1     Restated Certificate of Incorporation of GATX Corporation,
          as amended, filed as Exhibit 3(a) to the Company's Annual
          Report on Form 10-K for the year ended December 31, 1991,
          and incorporated herein by reference
  4.2     By-Laws of GATX Corporation, as amended and restated as of
          July 29, 1994, filed as Exhibit 3(b) to the Company's Annual
          Report on Form 10-K for the year ended December 31, 1994,
          and incorporated herein by reference
  4.3     Centron DPL Company, Inc. Profit Sharing Plan
 23       Consent of Ernst & Young LLP................................
 24       Powers of Attorney..........................................
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                                      II-5